UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 30, 2019

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 30, 2019, Inuvo, Inc. (“Inuvo”), together with certain of its wholly-owned subsidiaries as co-borrowers, entered into the Business Financing Modification Agreement, the Second Amendment (the “Second Amendment”) to the Amended and Restated Business Financing Agreement dated October 11, 2018, as amended with Western Alliance Bank. The Second Amendment:

•
extended the expiration date with respect to the eligible unbilled receivable sublimit of $2,500,000 to the date that is the earlier to occur of (a) May 31, 2019, or (b) three (3) days after consummation of the merger transactions (the “Merger Transactions”) pursuant to the Agreement and Plan of Merger dated as of November 2, 2018, by and among ConversionPoint Technologies Inc., ConversionPoint Holdings, Inc., CPT Merger Sub, Inc., Inuvo, and CPT Cigar Merger Sub, Inc. (the “Unbilled Sublimit Termination Date”) and such eligible unbilled receivable sublimit from and at all times after the Unbilled Sublimit Termination Date is $0;

•
amended the definition of “Change of Control” to state that any change of control pursuant to the Merger Transactions will be deemed to occur three days after the completion of the Merger Transactions; and

•	imposed an amendment fee of $1,000 on Inuvo.
The foregoing description of the terms and conditions of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this report.
ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)
Exhibits.

Exhibit No.	Description

10.1	Business Financing Modification Agreement, dated April 30, 2019, the Second Amendment to Amended and Restated Business Financing Agreement dated October 11, 2018, with Western Alliance Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: May 6, 2019	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

Index of Exhibits

Exhibit No.	Description

10.1	Business Financing Modification Agreement, dated April 30, 2019, the Second Amendment to Amended and Restated Business Financing Agreement dated October 11, 2018, with Western Alliance Bank